QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.42

COUNTERPART AGREEMENT

        This COUNTERPART AGREEMENT, dated February 4, 2008 (this "Counterpart Agreement") is delivered pursuant to that certain Second Amended and Restated Credit Agreement, dated as of May 2, 2007 (as it may be amended, supplemented or otherwise modified, the "Credit Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among EXCO RESOURCES, INC., as Borrower, CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent (the "Administrative Agent").

        Section 1. Pursuant to Section 6.13 of the Credit Agreement the undersigned hereby:

          (a)   agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

          (b)   represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

          (c)   certifies that no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

          (d)   agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 8 of the Credit Agreement;

          (e)   (i) agrees that this counterpart may also be attached to the Pledge Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge Agreement as if it were an original signatory thereto, (iii) grants to Secured Party (as such term is defined in the Pledge Agreement) a security interest in all of the undersigned's right, title and interest in and to all "Collateral" (as such term is defined in the Pledge Agreement) of the undersigned, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Agent supplements to all schedules attached to the Pledge Agreement. All such Collateral shall be deemed to part of the "Collateral" and hereafter subject to each of the terms and conditions of the Pledge Agreement.

        Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Agreement. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 11.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

        IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

EXCO SERVICES, INC.
By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey
	Title:	Vice President and Chief Financial Officer

Address for Notices:

  EXCO Services, Inc.
  c/o EXCO Resources, Inc.
  12377 Merit Drive, Suite 1700
  Dallas, Texas 75251

  Attention: Douglas H. Miller and J. Douglas Ramsey
  Telecopier: 214.368.2087

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ WM. MARK CRANMER
	Name:	Wm. Mark Cranmer
	Title:	Senior Vice President

QuickLinks

COUNTERPART AGREEMENT